SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2007

Commission File Number: 000-49620

Cobalis Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	91-1868007 (I.R.S. Employer Identification No.)

2445 McCabe Way, Suite 150, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)

(949) 757-0001
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. APPOINTMENT AND RESIGNATION OF PRINCIPAL OFFICERS AND DIRECTORS.

On February 14, 2007, Dr. Lawrence May and Messrs. Chaslav Radovich and Ernest Armstrong resigned as members of the board of directors of Cobalis Corp., a Nevada corporation ("Registrant"). Mr. Radovich will continue to serve as the Registrant’s President and Secretary, and Mr. Armstrong will continue to serve as the Registrant’s Chief Scientific Officer. Dr. May and Mr. Armstrong have served as members of the Registrant’s board of directors since December 2004, and Mr. Radovich has served as a director since 2003. Chaslav Radovich resigned his position as a director under the condition that in the event that Chaslav Radovich’s father, Mr. Radul Radovich, currently the chairman of the Registrant’s board of directors, leaves or is removed from office for any reason, Mr. Chaslav Radovich will be appointed as director and as chairman of the board. The resignations were not the result of any disagreement with the policies or practices of the Registrant.

On the same date, the Registrant appointed Mr. Thomas H. Silberg, Ms. Ellen McDonald and Mr. S. Wayne Kay as members of its board of directors. The Registrant has agreed to issue each newly appointed director 50,000 options to purchase shares of the Registrant’s common stock at $1.00 per share. These options will vest over three years and expire after five years.

The following are the biographies of the new directors:

S. Wayne Kay, 56. From 2005 to the present, Mr. Kay has served as an executive advisor to the management and boards of several early-stage companies as a self employed consultant, including a life sciences tool company, a company developing a non-invasive cardiac output measurement device, a clinical chemistry reagent medical device company and similar enterprises.  From 2001 to 2004, Mr. Kay was the president, chief executive officer and director of Quidel Corporation in San Diego, California, initially serving as chief operating officer in 2001. Prior to that, from 1999 through 2000, Mr. Kay was the senior vice president and officer of Neoforma.com, with offices in Santa Clara, California and Washington D.C.  From 1994 to 1999, he was the president, chief executive officer and director of Health Industry Distributors Association, (HIDA) in Alexandria, Virginia.  Prior to that, he was president, chief executive officer and director of Enzymatics, Inc. from 1989 to 1994, and president of SmithKline Diagnostics, Inc. in San Jose, California, a division of SmithKline Beecham Corporation, from 1982 to 1989.  Mr. Kay earned his bachelor of science in business administration in 1978 from the University of San Francisco, and his masters of business administration from Pepperdine University in 1982.  Mr. Kay also serves on the board of directors of HIDA, in Alexandria, Virginia, and of iMedical Devices, Inc., in Los Altos, California and Cyntellect, Inc., in San Diego, California. Mr. Kay is not an officer or director of any other reporting company.

Ellen McDonald, 45. From 2005 to the present, Ms. McDonald has served as the senior vice president business operations for Chugai Pharma USA, LLC, which is a foreign issuer listed on the Over-the-Counter Pink Sheets as CHGCF.PK. From 2004 to 2005, she was self-employed as a strategic commercialization consultant for small to mid-sized biotechnology, pharmaceutical and medical device companies. From 2001 to 2004, Ms. McDonald was the senior vice president for cardiovascular marketing and medical with Bristol-Myers Squibb. From 1989 to 2001, she held positions of increasing responsibility with Johnson & Johnson, Inc. In 1999, she assumed the role of vice president, oncology franchise for Ortho Biotech Inc., which at the time was Johnson & Johnson’s largest pharmaceutical franchise. Ms. McDonald served on active duty with the U.S. Army Military Police Corps from 1984 to 1989, achieving the rank of captain. Ms. McDonald earned her bachelor’s of science degree in general engineering from the U.S. Military Academy at West Point in 1984, and her masters of business administration from Columbia University in 1996. Ms. McDonald is not an officer or director of any other reporting company.

Thomas H. Silberg, 60. In May 2006, Mr. Silberg became the executive vice president for operations for Abraxis Bioscience, Inc. a company listed on NASDAQ under the symbol ABBI, and in September 2006, was appointed as the president of Abraxis Pharmaceutical Products, with offices in Chicago and Los Angeles. From 2004 to 2005, Mr. Silberg has served as the chief operating officer of Tercica Inc., located in South San Francisco, which is a biopharmaceutical company listed on NASDAQ under the symbol TRCA. From 2001 to 2003, Mr. Silberg was the executive vice president and chief operating officer for Ligand Pharmaceuticals, Inc., and from 2000 to 2001, its senior vice president for commercial operations. From 1972 to 2000, he was with Hoffmann La-Roche Inc. in increasingly responsible positions, finally serving as its vice president for business operations from 1994 to 1999. Mr. Silberg earned his bachelor’s degree in marketing and advertising from the University of Minnesota in 1972. He also attended programs in Management at Harvard in 1992 and in Finance at Wharton in 1986. In the past, he also served as a member of the Licensing Executive Society, the Biotechnology Industry Organization, a member of the Medi-Promotions Board of directors, the American Society of Health-Systems Pharmacists Commission on Goals, the University of Southern California, Center of Excellence in Health Management Executive Board and several Hoffman-LaRoche organizations. Mr. SIlberg is not an officer or director of any other reporting company.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of our common stock as of February 16, 2007 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner	Percent of Class
Common Stock	Gerald Yakatan 2445 McCabe Way, Suite 150 Irvine, CA, 92614	612,500 shares (1) Chief Executive Officer and Director	1.7%
Common Stock	Thomas Stankovich 2445 McCabe Way, Suite 150 Irvine, CA, 92614	428,070 shares (2) Director	1.2%
Common Stock	Chaslav Radovich 2445 McCabe Way, Suite 150 Irvine, CA, 92614	1,184,934 shares (3) President, Secretary	3.3%
Common Stock	Radul Radovich 46 Calle Fresno San Clemente, CA, 92672	10,076,528 shares (4) Chairman of the Board of Directors	28.1%
Common Stock	Ernest Armstrong 2445 McCabe Way, Suite 150 Irvine, CA, 92614	251,967 shares (5) Chief Scientific Officer	0.7%
Common Stock	Kevin Prendiville 2445 McCabe Way, Suite 150 Irvine, CA, 92614	506,480 shares (6) Director	1.4%
Common Stock	Kevin Pickard 445 McCabe Way, Suite 150 Irvine, CA, 92614	30,000 shares (7) Interim Chief Financial Officer and Treasurer	0.1%
Common Stock	St. Petka Trust 46 Calle Fresno San Clemente, CA 92672	7,417,736 shares (4)	20.7%
Common Stock	Silver Mountain Promotions 6446 Silver Dawn Lane Las Vegas, NV, 89118	848,688 shares (4)	2.4%
Common Stock	R and R Holdings 46 Calle Fresno San Clemente, CA, 92672	411,375 shares (4)	1.2%
Common Stock	R & R Development 46 Calle Fresno San Clemente, CA, 92672	170,644 shares (4)	0.5%
Common Stock	Gene Pharmaceuticals 2445 McCabe Way, Suite 150 Irvine, CA, 2614	1,449,087 shares (8)	4.0%
Common Stock	James Hammer 2537 Red Arrow Drive Las Vegas, NV 8913	3,294,643 shares (9)	9.2%
Common Stock	Thomas H. Silberg 2445 McCabe Way, Suite 150 Irvine, CA, 2614	No shares (10)	0%
Common Stock	Ellen McDonald 2445 McCabe Way, Suite 150 Irvine, CA, 2614	No shares (10)	0%

Common Stock	S. Wayne Kay 2445 McCabe Way, Suite 150 Irvine, CA, 2614	No shares (10)	0%
Common Stock	Officers and directors as a group	14,539,566 shares	40.6%
____________________________
(1)	Dr. Yakatan also owns 1,000,000 options to purchase shares of our common stock at $1.40 per share which were granted on May 15, 2006, vest over three years, and expire on May 15, 2016.
(2)
Thomas Stankovich was granted 1,000,000 options to purchase shares of our common stock at $1.75 per share, which were granted in November 2006 to replace warrants he was granted while serving as one of our officers. Of those options, 666,667 vested by the date of his resignation in December 2006. He was to receive a total of 1,000,000 options pursuant to his employment agreement, though he is no not entitled to the unvested options after he left his employment with us. These options expire in November 2016.

(3)
Chaslav Radovich owns 1,140,934 shares individually and is the custodian of the 44,000 shares owned by Milena Radovich, his minor child. Mr. Radovich also owns 1,500,000 options to purchase shares of our common stock at $1.40 per share, which were granted on May 15, 2006 and vest over three years. These options expire on May 15, 2016.

(4)
Radul Radovich and his spouse are the beneficiaries of the St. Petka Trust, which owns 7,417,736 shares. Radul Radovich is also the Trustor of St. Petka Trust. Radul Radovich also owns R and R Holdings, which holds 411,375 shares of our common stock. Radul Radovich also owns R&R Development, which holds 170,644 shares. Radul Radovich also owns Silver Mountain Promotions, which holds 848,688 shares of our common stock.

(5)
Ernest Armstrong owns 245,063 shares individually, 550 shares owned jointly with his parent, has beneficial ownership of 3,000 shares owned jointly by Mr. Armstrong’s spouse and Mr. Armstrong’s parent, and 3,354 shares owned jointly with his spouse. Mr. Armstrong is also anticipated to receive 2,200,000 options to purchase shares of our common stock at $2.00 per share expiring seven years from the dates of grants, including 1,200,000 options from us and 1,000,000 options to purchase shares owned by St. Petka Trust.

(6)
Kevin Prendiville owns 100,000 shares directly and is one of the trustees of the Prendiville Revocable Trust which owns 402,840 shares; he also owns 3,640 shares as custodian for his minor child. Dr. Prendiville also owns 333,000 warrants to purchase shares of our common stock at $1.75 per share, which were granted and vested on October 24, 2005 and expire on October 24, 2010.

(7)
Kevin Pickard was appointed as our interim CFO and treasurer in December 2006. He holds 100,000 warrants to purchase shares of our common stock for $1.75 per share; of those, 50,000 warrants expire on September 7, 2009 and 50,000 warrants expire on July 29, 2010. Those warrants were issued while Mr. Pickard served as our consultant.

(8)	Mr. Armstrong is a majority owner and managing member of Gene Pharmaceuticals, LLC, which owns 1,449,087 shares.
(9)
James Hammer owns 1,177,143 shares individually, 360,000 owned by immediate family members who share his household, 107,500 shares owned jointly with his spouse and 1,650,000 shares owned by the Hammer Family Trust.

(10)
Thomas H. Silberg, Ellen McDonald and S. Wayne Kay were appointed as directors in February 2007. Each is anticipated to receive 50,000 options to purchase shares of our common stock with an exercise price of $1.00 per share. Those options will vest over three years and expire after five years.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Item 8.01 Other Events

On February 20, 2007, we issued the press release announcing the changes to our board of directors as set forth in Exhibit 99.1.

ITEM 9.01 EXHIBITS.

The following exhibits are filed with this report on Form 8-K.

Exhibit Number	Exhibit
17.1	Letter of Resignation for Dr. May
17.2	Letter of Resignation for Mr. Radovich
17.3	Letter of Resignation for Mr. Armstrong
99.1	Press Release dated February 20, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

COBALIS CORP.

Date: February 20, 2007	By:	/s/ Chaslav Radovich
Chaslav Radovich, President